EXHIBIT 99.77B


             Report of Independent Registered Public Accounting Firm


The Board of Trustees and Investors
Domini Advisor Trust:

We have audited the accompanying statement of assets and liabilities of Domini Social Equity Portfolio (the "Portfolio"), including the portfolio of investments, a series of the Domini Advisor Trust, as of July 31, 2006, and the related statement of operations for the year then ended, statement of changes in net assets for the year then ended and the period from February 14, 2005 (inception date) to July 31, 2005 and financial highlights for the year then ended and the period from May 1, 2005 (commencement of operations) to July 31, 2005. These financial statements and financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of the investment owned as of July 31, 2006, by correspondence with the record keeper for the portfolio. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Domini Social Equity Portfolio as of July 31, 2006, the results of its operations, and the changes in its net assets, for the year then ended and the period from February 14, 2005 to July 31, 2005, and financial highlights for the period from May 1, 2005 to July 31, 2006, in conformity with U.S. generally accepted accounting principles.


                                                 /s/ KPMG LLP

Boston, Massachusetts
September 25, 2006

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             Report of Independent Registered Public Accounting Firm


The Board of Trustees and Investors
Domini Advisor Trust:

We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of Domini European Social Equity Portfolio (the "Portfolio"), a series of the Domini Advisor Trust, as of July 31, 2006, and the related statement of operations, and statement of changes in net assets for the period from October 3, 2005 (commencement of operations) to July 31, 2006 and financial highlights for the period from October 3, 2005 (commencement of operations) to July 31, 2006. These financial statements and financial highlights are the responsibility of the Portfolio's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of the investment owned as of July 31, 2006, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Domini European Social Equity Portfolio as of July 31, 2006, the results of its operations, and the changes in its net assets for the period from October 3, 2005 (commencement of operations) to July 31, 2006, and financial highlights for the period from October 3, 2005 (commencement of operations) to July 31, 2006, in conformity with U.S. generally accepted accounting principles.


                                                 /s/ KPMG LLP


Boston, Massachusetts
September 25, 2006